EXHIBIT C

SUBSCRIPTION AGREEMENT

Name of Investor: _______________________________________________________

          (Print)

SKYLYFT Media Network, Inc

100 East Verdugo Ave

Burbank, CA 91502

Attention:

Richard Yanke, President / CEO

Re:

SKYLYFT Media Network, Inc. — Offering of 500,000 Shares of Common Stock (the “Shares")

Gentlemen:

1.

Subscription. The undersigned hereby tenders this subscription and applies to purchase the number of Shares in SKYLYFT Media Network, Inc. (the “Company”) indicated below, pursuant to the terms of this Subscription Agreement. The undersigned further sets forth statements upon which you may rely to determine the suitability of the undersigned to purchase the Shares. The undersigned understands that the Shares are being offered pursuant to the Confidential Private Placement Memorandum, dated Dec 18, 2005 and its exhibits (the “Memorandum”). In connection with this subscription, the undersigned represents and warrants that the personal, business and financial information contained in the Purchaser Questionnaire is complete and accurate, and presents a true statement of the undersigned’s financial condition.

2.

Representations and Understandings. The undersigned hereby makes the following representations, warranties and agreements and confirms the following understandings:

(i)

The undersigned has received a copy of the Memorandum, has reviewed it carefully, and has had an opportunity to question representatives of the Company and obtain such additional information concerning the Company as the undersigned requested.

(ii)

The undersigned has sufficient experience in financial and business matters to be capable of utilizing such information to evaluate the merits and risks of the undersigned’s investment, and to make an informed decision relating thereto; or the undersigned has utilized the services of a purchaser representative and together they have sufficient experience in financial and business matters that they are capable of utilizing such information to evaluate the merits and risks of the undersigned’s investment, and to make an informed decision relating thereto.

(iii) The undersigned has evaluated the risks of this investment in the Company, including those risks particularly described in the Memorandum, and has determined that the investment is suitable for him. The undersigned has adequate financial resources for an investment of this character, and at this time he could bear a complete loss of his investment. The undersigned understands that any projections, which may be made in the Memorandum, are mere estimates and may not reflect the actual results of the Company’s operations.

(iv) The undersigned understands that the Shares are not being registered under the Securities Act of 1933, as amended (the “1933 Act”) on the ground that the issuance thereof is exempt under Section 4(2) of the 1933 Act and Rule 506, 505 or 504 of Regulation D promulgated thereunder, and that reliance on such exemption is predicated in part on the truth and accuracy of the undersigned’s representations and warranties, and those of the other purchasers of Shares

(v) The undersigned understands that the Shares are not being registered under the securities laws of certain states on the basis that the issuance thereof is exempt as an offer and sale not involving a public offering in such state. The undersigned understands that reliance on such exemptions is predicated in part on the truth and accuracy of the undersigned’s representations and warranties and those of other purchasers of Shares. The undersigned covenants not to sell, transfer or otherwise dispose of a Unit unless such Unit has been registered under the applicable state securities laws, or an exemption from registration is available.

(vi) The undersigned (i) has a net worth (or joint net worth with the purchaser’s spouse) of at least $1,000,000, or (ii) has an annual gross income in the last two years of at least $200,000, and expected gross income in the current year of at least $200,000 (or joint annual gross income with spouse of $300,000), or (iii) otherwise meets the requirements for an Accredited Investor as defined in Rule 501 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended, or (iv) is the beneficiary of a fiduciary account, or, if the fiduciary of the account or other party is the donor of funds used by the fiduciary account to make this investment, then such donor, who meets the requirements of either (i), (ii) or (iii) above. The amount of the investment made by the undersigned in the Shares does not exceed 10% of the undersigned’s net worth, excluding the undersigned’s home, home furnishings and automobiles.

(vii) The undersigned understands that the Shares are not being registered under the securities laws of any state on the basis that the issuance thereof is exempt as an offer and sale to purchasers in such state meeting certain investor suitability standards with respect to income, net worth, knowledge and sophistication. The undersigned understands that reliance on such exemptions is predicated in part on the truth and accuracy of the undersigned’s representations and warranties and those of other purchasers of Shares. The undersigned covenants not to sell, transfer or otherwise dispose of a Unit unless such Unit has been registered under the applicable state securities laws, or an exemption from registration is available.

(viii) The undersigned has no need for any liquidity in his investment and is able to bear the economic risk of his investment for an indefinite period of time. The undersigned has been advised and is aware that: (a) there is no public market for the Shares and it is not likely that any public market for the Shares will develop; (b) it may not be possible to liquidate the investment readily; (c) the undersigned must bear the economic risk of his investment in the Shares for an indefinite period of time because the Shares have not been registered under the 1933 Act and applicable state law or an exemption from such registration is available; (d) a legend as to the restrictions on transferability of the Shares referred to herein will be made on the document evidencing the Unit, and (e) a notation in the appropriate records of the Company will be made with respect to any restrictions on transfer of Shares.

(ix) All contacts and contracts between the undersigned and the Company regarding the offer and sale to him of Shares have been made within the state indicated below his signature on the signature page of this Subscription Agreement and the undersigned is a resident of such state.

(x) The undersigned has relied solely upon the Memorandum and independent investigations made by him or his purchaser representative with respect to the Shares subscribed for herein, and no oral or written representations beyond the Memorandum have been made to the undersigned or relied upon by the undersigned.

(xi) The undersigned agrees not to transfer or assign this subscription or any interest therein.

(xii) The undersigned hereby acknowledges and agrees that, except as may be specifically provided herein, the undersigned is not entitled to withdraw, terminate or revoke this subscription.

(xiii) If the undersigned is a partnership, corporation or trust, it has been duly formed, is validly existing, has full power and authority to make this investment, and has not been formed for the specific purpose of investing in the Shares. This Subscription Agreement and all other documents executed in connection with this subscription for Shares are valid, binding and enforceable agreements of the undersigned.

(xiv) The undersigned meets any additional suitability standards and/or financial requirements which may be required in the jurisdiction in which he resides, or is purchasing in a fiduciary capacity for a person or account meeting such suitability standards and/or financial requirements, and he is not a minor.

          (xv)    The undersigned has a pre-existing business relationship with an officer, director, employee, consultant or other affiliate of the Company, and was not offered these securities by any form of general solicitation or public advertisement. The undersigned conferred with an officer, director or employee of the Company prior to making an investment decision with respect to the Shares, and had a full opportunity to ask questions and receive additional information regarding the Company and the Shares from the officer, director or employee of the Company.

3.

Indemnification. The undersigned hereby agrees to indemnify and hold harmless the Company and all of its affiliates, attorneys, accountants, employees, officers, directors, Shareholders and agents from any liability, claims, costs, damages, losses or expenses incurred or sustained by them as a result of the undersigned’s representations and warranties herein being untrue or inaccurate, or because of a breach of this agreement by the undersigned.

4.

Taxpayer Identification Number/Backup Withholding Certification. Unless a subscriber indicates to the contrary on the Subscription Agreement, he will certify that his taxpayer identification number is correct and, if not a corporation, IRA, Keogh, or Qualified Trust (as to which there would be no withholding), he is not subject to backup withholding on interest or dividends. If the subscriber does not provide a taxpayer identification number certified to be correct or does not make the certification that the subscriber is not subject to backup withholding, then the subscriber may be subject to twenty percent (20%) withholding on interest or dividends paid to the holder of the Shares.

5.

Governing Law. This Subscription Agreement will be governed by and construed in accordance with the laws of the State of California. The venue for any legal action under this Agreement will be in the proper forum in the City of Los Angeles, State of California.

6.

Arbitration. Any dispute under this Subscription Agreement will be resolved by binding arbitration under the then prevailing rules of the American Arbitration Association in the City of Los Angeles, State of California.

The undersigned has (have) executed this Subscription Agreement

This ________________  day of _________________________, 2006 at___________________________________________________.

X___________________________________

 X__________________________________

Signature (1)

 Signature (2)

________________________________________

 _______________________________________

Printed Name

 Printed Name

________________________________________

 _______________________________________

Social Security or Tax Identification Number

 Social Security or Tax Identification Number

________________________________________

 _______________________________________

Street addressStreetAddress

 Street Address

________________________________________

 _______________________________________

City, State and Zip Code

 City, State and Zip Code

________________________________________

  ______________________________________

Phone #

 Phone #

________________________________________

  ______________________________________

E-mail Address

 E-mail Address

________________________________________________________________________________________________

Number of Shares ...................................................................................................................................................................

Dollar Amount of Shares (At $1.00 per Share).......................................................................................................................

PLEASE MAKE CHECKS PAYABLE TO:

“SKYLYFT MEDIA NETWORK, INC.”

PLEASE SEND THE SUBSCRIPTION AGREEMENT AND THE ATTACHED PURCHASER

QUESTIONNAIRE, FULLY EXECUTED, AND THE CHECK TO:

SKYLYFT MEDIA NETWORK, INC.
ATTN: RICHARD YANKE, PRESIDENT/CEO.          SKYLYFT - Phone # 818-605-0957
275 SOUTH 3rd STREET, SUITE 117                            FEDEX -Account# 2856-6581-7
BURBANK, CALIFORNIA 91502

_____________________________________________________________________________________________

FAILURE TO RETURN THE FULLY EXECUTED SUBSCRIPTION AGREEMENT AND

PURCHASER QUESTIONNAIRE WILL DELAY ACCEPTANCE OF YOUR SUBSCRIPTION

BY THE COMPANY.

                                            MANNER IN WHICH TITLE IS TO BE HELD:

 __ Individual Property                                     __ Community Property *                       __ Pension or Profit Sharing Plan
 __ Joint Tenancy with                                     __ Separate Property                                __ Corporate or Partnership**
      Right of Survivorship*                                __ Tenants-in-Entirety*                          __ Fiduciary for a Minor
__ Individual Retirement Acct.                         __ Tenants-in-Common*                         __ Trust or Fiduciary Capacity
__ Other (Please indicate)                                 __ Keogh Plan                                               (Trust documents must accompany this form)

*Signature of all parties required.

     **In the case of partnership, state names of all partners.

________________________________________________________________________________________________________

                                                                                SUBSCRIPTION ACCEPTED:

SKYLYFT Media Network, Inc.

By:______________________________________________

DATE:  ________________________

,2006

        Richard Yanke, President/CEO